Exhibit 99.1

For Immediate Release Contact:

David Calusdian
Sharon Merrill Associates, Inc.
SUMR@InvestorRelations.com
617-542-5300

Summer Infant Announces Executive Leadership Changes

Company Appoints Board Member Carol Bramson CEO and President;

Ken Price Named President of Global Sales & Marketing;

New Senior Leaders to Focus on Growing Sales and Creating Long-Term Profitability;

Company Provides Q4 2013 and Q1 2014 Outlook

Woonsocket, RI —January 16, 2014 — Summer Infant, Inc. (NASDAQ: SUMR), a global leader in premium juvenile products, today announced that, effective February 1, 2014, Carol Bramson, 49, will become the Company’s new Chief Executive Officer and President, replacing Jason Macari, who has been the Company’s Chief Executive Officer since 2007.  Bramson, a current board member, will lead the Company as it focuses on growing revenues and establishing a track record of sustainable profitability.  Macari will continue as a member of the Company’s Board of Directors and will serve as a consultant to the Company.

In addition, the Company announced that Ken Price, 51, has joined Summer Infant as President of Global Sales & Marketing reporting to the CEO. Price will oversee the sales and marketing of Summer Infant’s product lines, manage the sales and marketing staff, and assist in the preparation of sales projections and operating budgets.

“Together, Carol and Ken provide Summer Infant with the skills and experience necessary to take the Company to the next level,” said Dan Almagor, Chairman of the Board. “Carol has the strategic vision, management expertise and financial acumen to lead the Company at this critical time.  She will work closely with Ken as he executes on our ongoing growth initiatives, including strengthening our relationships with multinational retailers as well as growing our small- and mid-sized specialty and alternative channel customer base. Ken’s use of innovation to lead sales teams within the juvenile and toy industry and the strong relationships he has created with both large and small multi-national retailers will be assets to Summer Infant.”

“Summer Infant has long been known for being at the vanguard of innovation in the juvenile products market,” said Bramson.  “I plan to work closely with Ken and the entire Summer Infant management team, as well as its dedicated employees, to capitalize on our Company’s strengths to build long-term shareholder value.  During my time on the Board of Directors I have had the opportunity to work directly with the management team, and I look forward to collectively rolling up our sleeves to accomplish our goals for the Company.”

Almagor added, “As we welcome Carol and Ken to the executive team, we would like to thank Jason for his commitment and dedication to Summer Infant. We plan to leverage his deep experience with Summer Infant as he continues on the Board and as a consultant to the Company.”  Macari said, “I look forward to continuing to serve on the Board of Directors and to work with Carol and the senior management team as we strive to build the value of Summer Infant for our shareholders and meet the needs of our customers and consumers.”

Outlook

Summer Infant also announced preliminary unaudited financial results for the fourth quarter ended December 31, 2013 and expectations for the first quarter of 2014.

The Company expects to report sales for the fourth quarter of 2013 of approximately $45.0 million and a net loss in the range of $1.5 to $2.0 million. Summer Infant’s year-end audit is not complete and preliminary results are subject to adjustments from the financial audit.  Expected results reflect slower-than-anticipated sales with a major retailer, product shipment delays and the planned exiting of two major licensing agreements.  Summer Infant expects sales for the first quarter of 2014 to be approximately flat with the fourth quarter of 2013.  Reflecting progress with the Company’s restructuring and cost reduction efforts, Summer Infant expects to report an improvement in its bottom-line performance for the first quarter of 2014 compared with the fourth quarter of 2013.

The Company plans to report fourth-quarter and year-end 2013 results the week of March 10, 2014.

About Carol Bramson

Prior to joining Summer Infant, Carol Bramson was Managing Director of 212 Equity Management, LLC, a private investment firm that she founded in 2010 focused on the healthy living sector.  She has more than 20 years of experience building strong businesses in a variety of industries. Her private equity experience began in 1988 with Essex Venture Partners (now Essex Woodlands Health Ventures), a healthcare venture capital firm founded in Chicago, and joined Banc One Equity Capital (formerly First Chicago Equity Capital) in 1992, where she became a Partner with responsibility for all phases of the investment process. In 2001, Bramson founded TBG Capital, LLC , which provided equity capital and advisory services to companies to facilitate start-up, growth and/or acquisitions. In addition to direct equity investments, Bramson has provided on-going industry, financial, and strategic advisory services to several organizations in the consumer products, wealth management and specialty chemicals sectors. In addition to serving on the Summer Infant board since 2012, Bramson is currently a board member of the private company, White Cloud Nutrition LLC. She holds a B.S. in Finance (with honors) from DePaul University and an MBA from The University of Chicago.

About Ken Price

Prior to joining Summer Infant, Price co-founded S-K Victory LLC, where he launched its premier Fairy Tale High doll line at the 2013 New York International Toy Show.  From 2001 to 2012, Price was Executive Vice President of Sales at Jakks Pacific, a leading designer and marketer of toys and consumer products that feature popular brands and children’s toy licenses. Prior to his tenure at Jakks, he was Co-Founder and Executive Vice President of Sales at Toy Max, Inc. Price earned a Master’s Degree in Business Administration, Marketing from Hofstra University and his Bachelor’s Degree in Business Administration and Management from SUNY Albany.

About Summer Infant, Inc.

Based in Woonsocket, Rhode Island, the Company is a global designer, marketer, and distributor of branded juvenile health, safety and wellness products (for ages 0-3) which are sold principally to large North American and European retailers. The Company currently markets its products in several product categories such as monitors, safety, nursery, feeding, gear and furniture. Most products are sold under the core brand names of Summer® and Born Free®. Significant products include audio/video monitors, safety gates, bath tubs and bathers, durable bath products, bed rails, swaddling blankets, baby bottles, warming/sterilization systems, booster and potty seats, bouncers, travel accessories, high chairs, swings, car seats, strollers, and nursery furniture. Over the years, the Company has completed several acquisitions and added products such as cribs, swaddling, and feeding products. For more information about the Company, please visit www.summerinfant.com.

Forward-Looking Statements

Certain statements in this release that are not historical fact may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby.  These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believes,” “estimate” and similar expressions, and include statements regarding the Company’s expectations regarding growing revenues and creating sustainable profitability, strengthening retailer relationships, building shareholder value, preliminary results of the fourth quarter of 2013 and its outlook for the first quarter of 2014. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements.  Such factors include the concentration of the Company’s business with retail customers; the ability of the Company to compete in its industry; the Company’s ability to continue to control costs and expenses; the Company’s dependence on key personnel; the Company’s ability to develop, market and launch new products; the Company’s ability to grow sales with existing and new customers; and other risks as detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and subsequent filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information contained in this release.